SECOND QUARTER 2026
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,802,809	1,322,200	1,645 (1)	—	—

Bellevue	1,028,470	—	—	—	—

Portland	930,903	44,236	657	—	—

San Antonio	—	588,148	—	—	—

San Francisco	511,493	35,097	—	—	—

Oahu	—	430,288	—	93,925	369

Total	4,273,675	2,419,969	2,302	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.3	million	64%	52%
	Retail (3)	2.4	million	36%	25%
Data is as of June 30, 2026.	Totals	6.7	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended June 30, 2026. NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of NOI to net income are included in the Glossary of Terms.

(3) Does not include mixed-use retail.

Second Quarter 2026 Supplemental Information	Page 2

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; decreased rental rates or increased vacancy rates; our failure to generate sufficient cash flows to service our outstanding indebtedness; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing; our inability to develop or redevelop our properties due to market conditions; investment returns from our developed properties may be less than anticipated; general economic conditions, including the impact of tariffs and other trade restrictions; the potential impact of a prolonged government shutdown; financial market fluctuations; risks that affect the general office, retail, multifamily and mixed-use environment; the competitive environment in which we operate; system failures or security incidents through cyberattacks; the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; risks related to joint venture arrangements; potential litigation; difficulties in completing dispositions; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Second Quarter 2026 Supplemental Information	Page 3

FINANCIAL HIGHLIGHTS

Second Quarter 2026 Supplemental Information	Page 4

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	June 30, 2026	December 31, 2025

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,718,569	$3,694,203
Construction in progress	88,156	68,937
Held for development	487	487
	3,807,212	3,763,627
Accumulated depreciation	(1,195,972)	(1,144,259)
Net real estate	2,611,240	2,619,368
Cash and cash equivalents	109,697	129,362
Accounts receivable, net	5,502	7,407
Deferred rent receivable, net	84,527	84,642
Other assets, net	81,567	80,497
TOTAL ASSETS	$2,892,533	$2,921,276
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,895	$74,849
Unsecured notes payable, net	1,613,061	1,612,761
Accounts payable and accrued expenses	81,216	71,094
Security deposits payable	10,500	10,063
Other liabilities and deferred credits, net	58,779	61,304
Total liabilities	1,838,451	1,830,071
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 61,404,213 and 61,390,936 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	614	614
Additional paid in capital	1,483,234	1,479,870
Accumulated dividends in excess of net income	(362,058)	(331,086)
Accumulated other comprehensive income	424	1,419
Total American Assets Trust, Inc. stockholders' equity	1,122,214	1,150,817
Noncontrolling interests	(68,132)	(59,612)
Total equity	1,054,082	1,091,205
TOTAL LIABILITIES AND EQUITY	$2,892,533	$2,921,276

Second Quarter 2026 Supplemental Information	Page 5

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
REVENUE:
Rental income	$103,115	$101,070	$207,537	$204,021
Other property income	6,368	6,863	12,538	12,519
Total revenue	109,483	107,933	220,075	216,540
EXPENSES:
Rental expenses	31,769	29,678	63,489	59,978
Real estate taxes	9,791	10,645	21,737	21,650
General and administrative	8,912	8,850	17,695	18,162
Depreciation and amortization	32,712	32,782	65,023	63,276
Total operating expenses	83,184	81,955	167,944	163,066
Gain on sale of real estate	—	—	—	44,476
OPERATING INCOME	26,299	25,978	52,131	97,950
Interest expense, net	(19,931)	(19,784)	(39,638)	(38,564)
Other income, net	422	927	1,036	1,842
NET INCOME	6,790	7,121	13,529	61,228
Net income attributable to restricted shares	(235)	(206)	(471)	(409)
Net income attributable to unitholders in the Operating Partnership	(1,380)	(1,459)	(2,749)	(12,828)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$5,175	$5,456	$10,309	$47,991

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.09	$0.09	$0.17	$0.79
Weighted average shares of common stock outstanding - basic	60,703,355	60,540,125	60,700,533	60,538,720
Diluted income from operations attributable to common stockholders per share	$0.09	$0.09	$0.17	$0.79
Weighted average shares of common stock outstanding - diluted	76,884,892	76,721,662	76,882,070	76,720,257

Second Quarter 2026 Supplemental Information	Page 6

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Funds from Operations (FFO) (1)
Net income	$6,790	$7,121	$13,529	$61,228
Depreciation and amortization of real estate assets	32,712	32,782	65,023	63,276
Gain on sale of real estate	—	—	—	(44,476)
FFO, as defined by NAREIT	39,502	39,903	78,552	80,028
Less: Nonforfeitable dividends on incentive restricted stock awards	(216)	(180)	(432)	(360)
FFO attributable to common stock and common units	$39,286	$39,723	$78,120	$79,668

FFO per diluted share/unit	$0.51	$0.52	$1.02	$1.04

Weighted average number of common shares and common units, diluted (2)	76,888,301	76,711,831	76,882,369	76,716,676

Funds Available for Distribution (FAD) (1)	$29,538	$27,353	$53,396	$56,658

Dividends
Dividends declared and paid	$26,380	$26,294	$52,755	$52,582
Dividends declared and paid per share/unit	$0.34	$0.34	$0.68	$0.68

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

Second Quarter 2026 Supplemental Information	Page 7

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Funds Available for Distribution (FAD) (1)
FFO	$39,502	$39,903	$78,552	$80,028
Adjustments:
Tenant improvements, leasing commissions and capital expenditures	(11,541)	(14,247)	(28,284)	(27,119)
Net effect of straight-line rents (3)	(334)	135	(591)	490
Amortization of net above (below) market rents (4)	(460)	(691)	(877)	(1,241)
Net effect of other lease assets (5)	72	36	150	65
Amortization of debt issuance costs	833	714	1,514	1,442
Non-cash compensation expense	1,682	1,683	3,364	3,353
Nonforfeitable dividends on restricted stock awards	(216)	(180)	(432)	(360)
FAD	$29,538	$27,353	$53,396	$56,658

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$5,002	$9,786	$15,607	$17,661
Capital expenditures	6,539	4,461	12,677	9,458
	$11,541	$14,247	$28,284	$27,119

Notes:
(1)    See Glossary of Terms.
(2)    For the three and six months ended June 30, 2026 and 2025, the weighted average common shares and common units used to compute FFO per diluted share/unit included operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

Second Quarter 2026 Supplemental Information	Page 8

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2026 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$50,713	$23,524	$17,721	$17,513	$109,471
Non-same-store	12	—	—	—	12
Total	50,725	23,524	17,721	17,513	109,483
Real estate expenses
Same-store	15,229	6,374	8,109	11,811	41,523
Non-same-store	37	—	—	—	37
Total	15,266	6,374	8,109	11,811	41,560
Net Operating Income (NOI)
Same-store	35,484	17,150	9,612	5,702	67,948
Non-same-store	(25)	—	—	—	(25)
Total	$35,459	$17,150	$9,612	$5,702	$67,923
Same-store NOI	$35,484	$17,150	$9,612	$5,702	$67,948
Net effect of straight-line rents (2)	102	(230)	(222)	16	(334)
Amortization of net above (below) market rents (3)	(354)	(106)	—	—	(460)
Net effect of other lease assets (4)	60	12	—	—	72
Lease termination fees and tenant improvement reimbursements (5)	(717)	(8)	—	—	(725)
Same-store cash NOI (5)	$34,575	$16,818	$9,390	$5,718	$66,501

Notes:
(1)    Same-store and non-same-store classifications are determined based on properties held on June 30, 2026 and 2025. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Second Quarter 2026 Supplemental Information	Page 9

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Six Months Ended June 30, 2026 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$99,609	$46,850	$33,334	$34,208	$214,001
Non-same-store	3,473	18	2,583	—	6,074
Total	103,082	46,868	35,917	34,208	220,075
Real estate expenses
Same-store	30,084	13,354	14,742	23,289	81,469
Non-same-store	2,201	21	1,535	—	3,757
Total	32,285	13,375	16,277	23,289	85,226
Net Operating Income (NOI)
Same-store	69,525	33,496	18,592	10,919	132,532
Non-same-store	1,272	(3)	1,048	—	2,317
Total	$70,797	$33,493	$19,640	$10,919	$134,849
Same-store NOI	$69,525	$33,496	$18,592	$10,919	$132,532
Net effect of straight-line rents (2)	2,164	(210)	79	18	2,051
Amortization of net above (below) market rents (3)	(664)	(213)	—	—	(877)
Net effect of other lease assets (4)	104	23	—	—	127
Lease termination fees and tenant improvement reimbursements (5)	(899)	(9)	—	—	(908)
Same-store cash NOI (5)	$70,230	$33,087	$18,671	$10,937	$132,925

Notes:
(1)    Same-store and non-same-store classifications are determined based on properties held on June 30, 2026 and 2025. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Second Quarter 2026 Supplemental Information	Page 10

SAME-STORE CASH NOI COMPARISON

(Unaudited, amounts in thousands)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change	2026	2025	Change
Cash Basis:
Office (1)	$34,575	$34,426	0.4%	$70,230	$70,344	(0.2)%
Retail	16,818	16,891	(0.4)	33,087	33,274	(0.6)
Multifamily	9,390	9,307	0.9	18,671	18,444	1.2
Mixed-Use	5,718	5,681	0.7	10,937	11,045	(1.0)
Same-store Cash NOI (1)(2)(3)	$66,501	$66,305	0.3%	$132,925	$133,107	(0.1)%

Notes:
(1)    Office same-store cash NOI and total same-store cash NOI include the impact of a one-time reserve for certain receivables related to an office tenant at Coastal Collection at Torrey Reserve. The company continues to pursue recovery of the outstanding amounts. Excluding this reserve, office same-store cash NOI would have increased 2.4% and 0.8% for the three and six months ended June 30, 2026, respectively, and total same-store cash NOI would have increased 1.3% and 0.4% for the respective periods, each compared to the corresponding periods in 2025.
(2)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(3)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2026 Supplemental Information	Page 11

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2026
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$14,295	$9,308	$7,901	$—	$31,504
Northern California	7,536	269	—	—	7,805
Hawaii	—	3,131	—	5,718	8,849
Oregon	4,872	163	1,489	—	6,524
Texas	—	3,947	—	—	3,947
Washington	7,847	—	—	—	7,847
Total Cash NOI	$34,550	$16,818	$9,390	$5,718	$66,476

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2026 Supplemental Information	Page 12

CASH NOI BREAKDOWN

Three Months Ended June 30, 2026

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Washington 12%
Texas 6%
Southern California 47%
Northern California 12%
Hawaii 13%
Oregon 10%

Mixed-Use
9%
Retail
25%
Multifamily
14%
Office
52%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Second Quarter 2026 Supplemental Information	Page 13

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2026
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$10,425	$371	$1,155	$(2,872)	$(676)	$8,403
Coastal Collection at Torrey Reserve (7)	5,729	63	361	(1,952)	(400)	3,801
Torrey Point (8)	1,542	97	38	(440)	(477)	760
Solana Crossing	2,199	14	112	(625)	(365)	1,335
The Landmark at One Market	10,700	98	488	(3,525)	—	7,761
One Beach Street	201	—	2	(328)	(100)	(225)
First & Main	2,240	260	491	(981)	(173)	1,837
Lloyd Portfolio (8)	3,939	448	144	(1,340)	(135)	3,056
City Center Bellevue	7,263	720	255	(1,670)	(393)	6,175
14Acres	816	21	272	(644)	(282)	183
Timber Ridge	1,429	70	528	(567)	(336)	1,124
Timber Springs	478	13	201	(304)	(23)	365
Subtotal Office Portfolio	$46,961	$2,175	$4,047	$(15,248)	$(3,360)	$34,575
Retail Portfolio
Carmel Country Plaza	$1,063	$39	$240	$(234)	$(7)	$1,101
Carmel Mountain Plaza	3,677	65	811	(788)	24	3,789
South Bay Marketplace	635	27	237	(227)	—	672
Gateway Marketplace	544	—	142	(165)	—	521
Lomas Santa Fe Plaza	1,664	19	321	(479)	(15)	1,510
Solana Beach Towne Centre	1,833	14	565	(620)	(77)	1,715
Geary Marketplace	300	—	107	(138)	—	269
The Shops at Kalakaua	306	37	49	(95)	—	297
Waikele Center	3,223	371	885	(1,645)	—	2,834
Alamo Quarry Market	4,108	97	1,611	(1,870)	1	3,947
Hassalo on Eighth - Retail	217	21	38	(113)	—	163
Subtotal Retail Portfolio	$17,570	$690	$5,006	$(6,374)	$(74)	$16,818

Second Quarter 2026 Supplemental Information	Page 14

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2026
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,503	$279	$—	$(1,821)	$(9)	$2,952
Imperial Beach Gardens	1,221	83	—	(510)	(3)	791
Mariner's Point	565	34	—	(263)	—	336
Santa Fe Park RV Resort	374	30	—	(219)	—	185
Pacific Ridge Apartments	6,154	249	—	(2,713)	(619)	3,071
Genesee Park	1,301	13	—	(741)	(7)	566
Hassalo on Eighth - Multifamily	2,940	475	—	(1,842)	(84)	1,489
Subtotal Multifamily Portfolio	$17,058	$1,163	$—	$(8,109)	$(722)	$9,390
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,720	$1,464	$947	$(1,944)	$3	$3,190
Waikiki Beach Walk - Embassy Suites™	10,341	2,052	—	(9,865)	—	2,528
Subtotal Mixed-Use Portfolio	$13,061	$3,516	$947	$(11,809)	$3	$5,718
Subtotal Development Properties	$—	$12	$—	$(37)	$—	$(25)
Total	$94,650	$7,556	$10,000	$(41,577)	$(4,153)	$66,476
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolios and the retail portion of our mixed-use portfolio represents base rent for the three months ended June 30, 2026 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio and retail portfolio were approximately $3.4 million and $0.1 million, respectively, for the three months ended June 30, 2026. Total abatements for our mixed-use portfolio were minimal for the three months ended June 30, 2026. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (which include insufficient notice penalties, month-to-month charges and pet rent). There were $0.7 million of abatements for our multifamily portfolio for the three months ended June 30, 2026. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended June 30, 2026. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.7 million in the aggregate for the three months ended June 30, 2026. A reconciliation of base rent to rental income is shown below:

Base Rent	$94,650
Billed Expense Reimbursement	10,000
Percentage Rent	512
Straight-line rent components	334
Other Rental Income*	(2,381)
Rental Income	$103,115
* Other rental income includes rent abatement, rent deferral, above market rent, below market rent, lease incentives, tenant improvement reimbursement, storage rent and other miscellaneous rental income.

Second Quarter 2026 Supplemental Information	Page 15

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(2)    Represents additional property-related income for the three months ended June 30, 2026, which includes (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales), and excludes lease termination fees.
(3)    Represents billed tenant expense reimbursements for the three months ended June 30, 2026.
(4)    Represents property operating expenses for the three months ended June 30, 2026. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents rental adjustments related to base rent (deferrals and abatements).
(6)    See Glossary of Terms.
(7)    Coastal Collection at Torrey Reserve was formerly known as Torrey Reserve Campus.
(8)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatement were both $0.4 million for the three months ended June 30, 2026.

Second Quarter 2026 Supplemental Information	Page 16

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended June 30, 2026
Segment	Tenant Improvements and Leasing Commissions	Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Capital Expenditures	Redevelopment, Expansions and Repositioning (1)	New Development	Total Capital Expenditures
Office Portfolio	$4,482	$5,210	$9,692	$10,642	$2,303	$22,637
Retail Portfolio	467	576	1,043	—	—	1,043
Multifamily Portfolio	—	445	445	1,950	—	2,395
Mixed-Use Portfolio	53	308	361	—	—	361
Total	$5,002	$6,539	$11,541	$12,592	$2,303	$26,436

	Six Months Ended June 30, 2026
Segment	Tenant Improvements and Leasing Commissions	Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Capital Expenditures	Redevelopment, Expansions and Repositioning (1)	New Development	Total Capital Expenditures
Office Portfolio	$13,985	$10,482	$24,467	$14,494	$3,477	$42,438
Retail Portfolio	1,393	646	2,039	—	—	2,039
Multifamily Portfolio	—	1,014	1,014	3,421	—	4,435
Mixed-Use Portfolio	229	535	764	—	—	764
Total	$15,607	$12,677	$28,284	$17,915	$3,477	$49,676

(1)    This capital expenditures category includes spending related to repositioning initiatives at operating properties, such as building improvements intended to attract tenants and increase revenues and/or occupancy rates at properties designated for such initiatives, as well as planned capital expenditures identified at the time of acquisition, such as building improvements necessary to bring an acquired property to our operational standards, and tenant improvements and leasing commissions incurred prior to an acquired property reaching stabilization. These amounts are excluded from recurring capital expenditures for purposes of computing FAD.

Second Quarter 2026 Supplemental Information	Page 17

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	June 30, 2026	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	$75,000	5.08%	$3,863	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,863

Term Loan A (3)	$100,000	2.65%	$3,537	April 1, 2030	(4)
Series D Notes (5)	250,000	3.87%	258,967	March 1, 2027
Series E Notes (6)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (7)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Notes (8)	500,000	3.50%	16,875	February 1, 2031
6.150% Senior Notes (9)	525,000	6.21%	$32,288	October 1, 2034
Unsecured Notes Payable / Weighted Average (10)	$1,625,000	4.46%	$321,772

Unsecured Line of Credit (11)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.1 million.
(3)    Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.65% through January 5, 2027, subject to adjustments based on our consolidated leverage ratio. After January 5, 2027, interest is accrued at a variable rate based on the applicable Secured Overnight Financing Rate ("SOFR"), plus a spread which ranges from 1.20%-1.70% based on our consolidated leverage ratio. For the purpose of the annual debt service calculation, the SOFR rate of 3.65% and spread of 1.20% as of April 1, 2026 (the effective date of the Fourth Amended and Restated Credit Agreement) is utilized.
(4)    On April 1, 2026, the maturity date for Term Loan A was extended from January 5, 2027 to April 1, 2030, subject to one twelve-month extension option.
(5)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(6)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(7)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(8)    $500 million of 3.375% Senior Notes due February 1, 2031. Net of the debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(9)    $525 million of 6.150% Senior Notes due October 1, 2034. Net of the debt issuance discount and settlement of the treasury lock contracts, the effective interest rate for the 6.150% Notes is approximately 6.209% through maturity.
(10)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $11.9 million.
(11)    On April 1, 2026, the Unsecured Line of Credit (the "Revolver Loan") capacity was increased to $500 million, with a maturity date of April 1, 2030, subject to two, six-month extension options. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $3.8 million.

Second Quarter 2026 Supplemental Information	Page 18

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)
Market data	June 30, 2026
Common shares outstanding	61,404
Common units outstanding	16,182
Common shares and common units outstanding	77,586
Market price per common share	$24.69
Equity market capitalization	$1,915,598
Total debt	$1,700,000
Total market capitalization	$3,615,598
Less: Cash on hand	$(109,697)
Total enterprise value	$3,505,901
Total unencumbered assets, gross	$3,795,183

Total debt/Total capitalization			47.0%
Total debt/Total enterprise value			48.5%
Net debt/Total enterprise value (1)			45.4%
Total unencumbered assets, gross/Unsecured debt			233.5%
	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.2	x	7.4	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.7	x	6.9	x
Interest coverage ratio (4)	3.1	x	3.0	x
Fixed charge coverage ratio (4)	3.1	x	3.0	x
Debt Covenants (3.375% Senior Notes & 6.150% Senior Notes) (5)	Covenant		June 30, 2026
Aggregate Debt Test	< 60%		43.4%
Debt Service Test	> 1.5x		3.1
Secured Debt Test	< 40%		1.9%
Maintenance of Total Unencumbered Assets	> 150%		224.1%

Debt Maturity Schedule
as of June 30, 2026
$600
$400
$200
$0
Principal Repayment (in millions)
$250
$75
$100
$250
$500
$525
2026
2027
2028
2029
2030
2031
2032
2033
2034
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2026	2027	2028	2029	2030	2031	2032	2033	2034
	—%	4.2%	—%	4.2%	3.4%	3.5%	—%	—%	6.2%

Total Weighted Average Fixed Interest Rate:	4.5%
Weighted Average Term to Maturity (in years):	4.8

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended June 30, 2026, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)    The debt covenant headings set forth in this table are utilized, and the covenants themselves are detailed, in the documents governing the 3.375% Senior Notes and the 6.150% Senior Notes.

Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are in the Glossary of Terms.

Second Quarter 2026 Supplemental Information	Page 19

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	120,000	N/A	Development of 120,000 square foot retail building (former KMart space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA		TBD	Development of multifamily units
Genesee Park	Multifamily	San Diego, CA		TBD	Development of multifamily units
Solana Beach Towne Centre	Retail	Solana Beach, CA		TBD	Development of multifamily units
Carmel Mountain Plaza	Retail	San Diego, CA		TBD	Development of multifamily units
Lloyd Portfolio - multiple phases (1)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of high density, transit oriented, mixed-use urban village

Notes:
(1)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The zoning for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Second Quarter 2026 Supplemental Information	Page 20

PORTFOLIO DATA

Second Quarter 2026 Supplemental Information	Page 21

PROPERTY REPORT

As of June 30, 2026			Office and Retail Portfolios
			Net			Annualized
			Rentable			Base Rent per
		Year Built/	Square	Percentage	Annualized	Leased	Retail
Property	Location	Most Recent Renovation	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons I & II	San Diego, CA	2008	725,439	97.2%	$48,959,120	$69.43
La Jolla Commons III	San Diego, CA	2025	206,231	49.2	3,841,249	37.86
Coastal Collection at Torrey Reserve (7)	San Diego, CA	1996/2022	552,276	84.4	26,243,513	56.30
Torrey Point	San Diego, CA	2017	94,854	96.3	6,032,749	66.04
Solana Crossing	Solana Beach, CA	1982/2022	224,009	77.6	8,813,949	50.70
The Landmark at One Market (8)	San Francisco, CA	1917/2000	422,426	98.3	42,804,454	103.08
One Beach Street	San Francisco, CA	1924/2024	89,067	35.4	1,206,026	38.25
First & Main	Portland, OR	2010	362,633	84.1	8,970,913	29.42
Lloyd Portfolio	Portland, OR	1940/2022	568,270	81.1	15,783,506	34.25
City Center Bellevue	Bellevue, WA	1987/2023	498,606	95.1	29,497,020	62.21
14Acres	Bellevue, WA	1985/2024	276,060	56.3	6,026,476	38.77
Timber Ridge	Bellevue, WA	1986	160,509	97.5	7,556,103	48.28
Timber Springs	Bellevue, WA	1983	93,295	75.2	2,840,399	40.49
Subtotal/Weighted Average Office Portfolio (9)			4,273,675	84.4%	$208,575,477	$57.83
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	78,098	98.0%	$4,398,087	$57.46		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (10)	San Diego, CA	1994/2020	528,416	99.8	14,895,665	28.25	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine & More, Marshalls, Angelika Film Center
South Bay Marketplace (10)	San Diego, CA	1997/2018	132,877	97.8	2,542,860	19.57		Ross Dress for Less, Grocery Outlet, Old Navy
Gateway Marketplace (10)	San Diego, CA	1997/2016	127,861	98.9	2,569,168	20.32	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	208,297	98.1	6,753,116	33.05		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2004	246,651	97.5	7,334,804	30.50		Dixieline Probuild, Marshalls, CVS Pharmacy
Geary Marketplace	Walnut Creek, CA	2012	35,097	98.3	1,270,679	36.83		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	11,893	100.0	1,220,880	102.66		Hawaii Beachware & Fashion, Diesel U.S.A.
Waikele Center	Waipahu, HI	1993/2008	418,395	97.2	12,943,528	31.83	Lowe's, Safeway, Inspire Church	UFC Gym, Office Max, Old Navy
Alamo Quarry Market (10)	San Antonio, TX	1997/1999	588,148	99.8	16,570,743	28.23	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Home Goods, Gold's Gym
Hassalo on Eighth - Retail	Portland, OR	2015	44,236	57.5	869,125	34.17		Providence Health & Services, Sola Salon
Subtotal/Weighted Average Retail Portfolio (9)			2,419,969	97.9%	$71,368,655	$30.12
Total/Weighted Average Office and Retail Portfolio (9)			6,693,644	89.3%	$279,944,132	$46.83

Second Quarter 2026 Supplemental Information	Page 22

PROPERTY REPORT (CONTINUED)

As of June 30, 2026
							Average Monthly
		Year Built/		Percentage	Percentage	Annualized	Base Rent per
Property	Location	Most Recent Renovation	Units	Leased (2)	Occupied (2)	Base Rent (3)	Occupied Unit (4)
Loma Palisades	San Diego, CA	1958/2022	548	98.2%	95.3%	$18,109,548	$2,890
Imperial Beach Gardens	Imperial Beach, CA	1959/2023	160	95.6	94.4	4,759,620	$2,626
Mariner's Point	Imperial Beach, CA	1986	88	93.2	92.1	2,308,740	$2,374
Pacific Ridge Apartments	San Diego, CA	2013	533	95.7	77.3	22,593,552	$4,570
Genesee Park	San Diego, CA	1985	192	97.4	97.4	5,351,148	$2,385
Hassalo on Eighth - Multifamily (12)	Portland, OR	2015	657	88.4	87.2	11,800,812	$1,717
Total/Weighted Average Multifamily Portfolio			2,178	94.2%	88.4%	$64,923,420	$2,810
Santa Fe Park RV Resort (11)	San Diego, CA	1971/2008	124	74.2	74.2	2,319,192	$2,101
Total/Weighted Average Multifamily Portfolio (including Santa Fe Park RV Resort)			2,302	93.1%	87.7%	$67,242,612	$2,776

Mixed-Use Portfolio
			Net Rentable			Annualized Base
		Year Built/	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Most Recent Renovation	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	93,925	92.2%	$9,424,918	$108.83		Yardhouse, Roy's

		Year Built/		Average	Average	Revenue per
Hotel Portion	Location	Most Recent Renovation	Units	Occupancy (13)	Daily Rate (13)	Available Room (13)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2020	369	90.5%	$340	$308
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2017 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of June 30, 2026, including leases which may not have commenced as of June 30, 2026. Percentage occupied for our multifamily properties includes total units rented and occupied as of June 30, 2026. Percentage leased for our multifamily properties includes units leased but not occupied as of June 30, 2026.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended June 30, 2026 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons I & II has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $38,103,357 to our estimate of annual triple net operating expenses of $10,855,763 for an estimated annualized base rent on a modified gross lease basis of $48,959,120 for La Jolla Commons I & II.
•The annualized base rent for 14Acres has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,232,130 to our estimate of annual triple net operating expenses of $1,794,345 for an estimated annualized base rent on a modified gross lease basis of $6,026,475 for 14Acres.
•The annualized base rent for Timber Ridge has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $5,360,421 to our estimate of annual triple net operating expenses of $2,195,683 for an estimated annualized base rent on a modified gross lease basis of $7,556,104 for Timber Ridge.
•The annualized base rent for Timber Springs has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $1,925,357 to our estimate of annual triple net operating expenses of $915,042 for an estimated annualized base rent on a modified gross lease basis of $2,840,399 for Timber Springs.

Second Quarter 2026 Supplemental Information	Page 23

PROPERTY REPORT (CONTINUED)

(4)    Annualized base rent per leased square foot for our retail and office properties and the retail portion of the mixed-use property is calculated by dividing annualized base rent from commenced leases as of June 30, 2026, by leased square footage, which includes executed leases that have not yet commenced rent. As a result, properties with signed but not yet commenced leases may have lower annualized base rent per leased square foot. See footnote 9 for lease data for signed but not commenced leases. Annualized base rent per occupied unit for our multifamily properties is calculated by dividing annualized base rent by units occupied as of June 30, 2026. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, 14Acres, Timber Ridge and Timber Springs has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.
(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    Coastal Collection at Torrey Reserve was formerly known as Torrey Reserve Campus.
(8)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2031.
(9)    Lease data for signed but not commenced leases as of June 30, 2026 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	197,137	$10,223,672	$51.86	$60.67
Retail Portfolio	9,024	$463,359	$51.35	$30.31
Total Retail and Office Portfolio	206,161	$10,687,031	$51.84	$48.63
(a)    Office portfolio leases signed but not commenced of 56,579, 46,473, 63,103, and 30,982 square feet are expected to commence during the third and fourth quarters of 2026, and first and third quarters of 2027, respectively. Retail portfolio leases signed but not commenced of 3,859 and 5,165 square feet are expected to commence during the third quarter of 2026 and first quarter of 2027, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of June 30, 2026 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of June 30, 2026, by square footage under lease as of June 30, 2026.
(10)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$1,051,461
South Bay Marketplace	1	2,824	$114,552
Alamo Quarry Market	4	31,994	$723,455
Gateway Marketplace	1	18,903	$226,800
(11)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended June 30, 2026, the highest average monthly occupancy rate for this property was 84.7%, occurring in August 2025. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments. The Santa Fe Park RV resort is excluded from the multifamily presentation above to accurately reflect true multifamily performance.
(12)    Hassalo on Eighth - Multifamily includes three residential buildings: Velomor, Aster Tower, and Elwood.
(13)    Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2026, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended June 30, 2026 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended June 30, 2026 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2026 Supplemental Information	Page 24

OFFICE LEASING SUMMARY

Three Months Ended June 30, 2026
Lease Type	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (3)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Total Leases	14	109,715	$53.87	—	—	6.5	$6,470,864	$58.98
New Non-Comparable	2	34,299	$36.56	—	—	10.9	$5,341,558	$155.74
Total Comparable (1)	12	75,416	$61.75	9.1%	10.2%	4.5	$1,129,306	$14.97
New Comparable	4	29,529	$63.22	14.3%	12.8%	5.0	$718,927	$24.35
Renewal Comparable (4)	8	45,887	$60.79	5.9%	8.6%	4.1	$410,379	$8.94

Six Months Ended June 30, 2026
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (3)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Lease Type

Total Leases	43	346,385	$58.11	—	—	5.5	$14,946,911	$43.15
New Non-Comparable	16	162,513	$56.05	—	—	7.1	$12,614,736	$77.62
Total Comparable (1)	27	183,872	$59.93	6.6%	10.4%	4.1	$2,332,176	$12.68
New Comparable	8	58,404	$57.17	9.4%	11.0%	4.7	$1,431,488	$24.51
Renewal Comparable (4)	19	125,468	$61.21	5.4%	10.2%	3.9	$900,688	$7.18

Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease in the past six months.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Weighted average is calculated on the basis of square footage.
(4)    Includes renewals at fixed contractual rates specified in the lease.

Second Quarter 2026 Supplemental Information	Page 25

RETAIL LEASING SUMMARY

Three Months Ended June 30, 2026
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (3)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Lease Type

Total Leases	20	138,993	$39.58	—	—	9.7	$493,200	$3.55
New Non-Comparable	1	5,165	$50.00	—	—	10.0	$413,200	$80.00
Total Comparable (1)	19	133,828	$39.18	3.0%	20.2%	9.7	$80,000	$0.60
New Comparable	—	—	$—	—	—	—	$—	$—
Renewal Comparable (4)	19	133,828	$39.18	3.0%	20.2%	9.7	$80,000	$0.60

Six Months Ended June 30, 2026
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (3)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Lease Type

Total Leases	34	177,574	$40.91	—	—	8.5	$818,200	$4.61
New Non-Comparable	2	6,153	$49.20	—	—	9.2	$463,200	$75.28
Total Comparable (1)	32	171,421	$40.61	1.7%	15.3%	8.5	$355,000	$2.07
New Comparable	1	10,000	$38.40	(17.8)%	(22.0)%	5.0	$225,000	$22.50
Renewal Comparable (4)	31	161,421	$40.75	3.2%	18.8%	8.7	$130,000	$0.81

Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease in the past six months, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Weighted average is calculated on the basis of square footage.
(4)    Includes renewals at fixed contractual rates specified in the lease.

Second Quarter 2026 Supplemental Information	Page 26

MULTIFAMILY LEASING SUMMARY

As of June 30, 2026
Lease Summary - Loma Palisades
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
2nd Quarter 2026	522	95.3%	$18,109,548	$2,890
1st Quarter 2026	524	95.6%	$18,438,396	$2,933
4th Quarter 2025	520	94.9%	$18,131,064	$2,905
3rd Quarter 2025	500	91.2%	$17,579,544	$2,931

Lease Summary - Imperial Beach Gardens
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
2nd Quarter 2026	151	94.4%	$4,759,620	$2,626
1st Quarter 2026	153	95.6%	$4,981,524	$2,714
4th Quarter 2025	146	91.3%	$4,754,016	$2,712
3rd Quarter 2025	143	89.4%	$4,698,804	$2,737

Lease Summary - Mariner's Point
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
2nd Quarter 2026	81	92.1%	$2,308,740	$2,374
1st Quarter 2026	81	92.1%	$2,317,632	$2,383
4th Quarter 2025	81	92.1%	$1,928,100	$1,982
3rd Quarter 2025	81	92.1%	$2,320,500	$2,386

Lease Summary - Santa Fe Park RV Resort
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
2nd Quarter 2026	92	74.2%	$2,319,192	$2,101
1st Quarter 2026	58	46.8%	$1,246,668	$1,790
4th Quarter 2025	56	45.2%	$1,064,856	$1,583
3rd Quarter 2025	72	58.1%	$1,586,304	$1,835

Second Quarter 2026 Supplemental Information	Page 27

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of June 30, 2026
Lease Summary - Pacific Ridge Apartments
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
2nd Quarter 2026	412	77.3%	$22,593,552	$4,570
1st Quarter 2026	510	95.7%	$26,008,200	$4,249
4th Quarter 2025	523	98.1%	$24,977,172	$3,981
3rd Quarter 2025	491	92.1%	$24,734,688	$4,199

Lease Summary - Genesee Park
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
2nd Quarter 2026	187	97.4%	$5,351,148	$2,385
1st Quarter 2026	189	98.4%	$5,018,676	$2,214
4th Quarter 2025	186	96.9%	$4,878,144	$2,185
3rd Quarter 2025	187	97.4%	$4,899,912	$2,183

Lease Summary - Hassalo on Eighth - Multifamily (4)
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
2nd Quarter 2026	573	87.2%	$11,800,812	$1,717
1st Quarter 2026	605	92.1%	$12,109,044	$1,668
4th Quarter 2025	585	89.0%	$11,814,288	$1,684
3rd Quarter 2025	590	89.8%	$11,823,060	$1,670

Total Multifamily Lease Summary
	Number of Occupied Units (1)	Percentage occupied (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Occupied Unit (3)
Quarter
2nd Quarter 2026	2,018	87.7%	$67,242,612	$2,776
1st Quarter 2026	2,120	92.1%	$70,120,140	$2,756
4th Quarter 2025	2,097	91.1%	$67,547,640	$2,684
3rd Quarter 2025	2,064	89.7%	$67,642,812	$2,730

Notes:
(1)    Number of occupied units and percentage occupancy for our multifamily properties includes total units rented and occupied as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per occupied unit is calculated by dividing annualized base rent, by units occupied as of each respective quarter end date.
(4)    Hassalo on Eighth - Multifamily includes three residential buildings: Velomor, Aster Tower, and Elwood.

Second Quarter 2026 Supplemental Information	Page 28

MIXED-USE LEASING SUMMARY

As of June 30, 2026
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)

Quarter
2nd Quarter 2026	86,626	92.2%	$9,424,918	$109
1st Quarter 2026	90,346	96.2%	$9,975,837	$110
4th Quarter 2025	90,346	96.2%	$9,628,291	$107
3rd Quarter 2025	89,204	95.0%	$9,882,053	$111

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
2nd Quarter 2026	334	90.5%	$340	$308
1st Quarter 2026	339	91.9%	$332	$305
4th Quarter 2025	298	80.7%	$352	$284
3rd Quarter 2025	289	78.3%	$381	$298
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of June 30, 2026, including leases which may not have commenced as of June 30, 2026.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2026 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of June 30, 2026.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended June 30, 2026, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Second Quarter 2026 Supplemental Information	Page 29

LEASE EXPIRATIONS

As of June 30, 2026
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	83,139	1.9%	1.2%	$0.66	10,221	0.4%	0.2%	$43.54	6,871	7.3%	0.1%	$4.12	100,231	1.5%	$5.27
2026	163,032	3.8	2.4	47.04	41,316	1.7	0.6	38.13	1,028	1.1	—	304.32	205,376	3.0	46.54
2027	360,776	8.4	5.3	52.46	271,624	11.2	4.0	33.09	6,871	7.3	0.1	121.01	639,271	9.4	44.97
2028	541,846	12.7	8.0	61.23	489,024	20.2	7.2	25.68	17,075	18.2	0.3	130.64	1,047,945	15.4	45.77
2029	908,948	21.3	13.4	68.16	333,951	13.8	4.9	33.25	13,199	14.1	0.2	147.14	1,256,098	18.5	59.71
2030	394,006	9.2	5.8	48.17	184,337	7.6	2.7	38.15	17,384	18.5	0.3	82.40	595,727	8.8	46.07
2031	308,888	7.2	4.6	58.54	306,558	12.7	4.5	32.83	17,134	18.2	0.3	122.94	632,580	9.3	47.82
2032	142,842	3.3	2.1	54.26	132,632	5.5	2.0	30.82	—	—	—	—	275,474	4.1	42.97
2033	118,591	2.8	1.7	54.77	159,643	6.6	2.4	24.79	—	—	—	—	278,234	4.1	37.57
2034	145,572	3.4	2.1	59.28	119,699	4.9	1.8	27.29	973	1.0	—	216.48	266,244	3.9	45.47
2035	88,446	2.1	1.3	45.08	112,833	4.7	1.7	26.38	—	—	—	—	201,279	3.0	34.60
Thereafter	153,315	3.6	2.3	46.34	199,184	8.2	2.9	26.67	5,630	6.0	0.1	58.61	358,129	5.3	35.59
Signed Leases Not Commenced	197,137	4.6	2.9	—	9,024	0.4	0.1	—	461	0.5	—	—	206,622	3.0	—
Available	667,137	15.6	9.8	—	49,923	2.1	0.7	—	7,299	7.8	0.1	—	724,359	10.7	—
Total (2)	4,273,675	100.0%	63.0%	$45.12	2,419,969	100.0%	35.7%	$29.49	93,925	100.0%	1.4%	$100.35	6,787,569	100.0%	$40.31

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	83,139	1.9%	1.2%	$0.66	10,221	0.4%	0.2%	$43.54	6,871	7.3%	0.1%	$4.12	100,231	1.5%	$5.27
2026	57,839	1.4	0.9	51.12	18,136	0.7	0.3	41.32	1,028	1.1	—	304.32	77,003	1.1	52.19
2027	124,498	2.9	1.8	54.86	75,123	3.1	1.1	41.56	5,610	6.0	0.1	119.17	205,231	3.0	51.75
2028	104,978	2.5	1.5	48.77	81,476	3.4	1.2	35.37	10,161	10.8	0.1	107.33	196,615	2.9	46.24
2029	113,007	2.6	1.7	56.00	126,917	5.2	1.9	35.63	7,797	8.3	0.1	181.67	247,721	3.6	49.52
2030	250,888	5.9	3.7	40.39	135,029	5.6	2.0	35.52	3,646	3.9	0.1	103.87	389,563	5.7	39.30
2031	112,529	2.6	1.7	56.96	109,550	4.5	1.6	37.27	17,134	18.2	0.3	122.94	239,213	3.5	52.67
2032	290,961	6.8	4.3	54.22	117,220	4.8	1.7	33.32	911	1.0	—	98.88	409,092	6.0	48.33
2033	349,503	8.2	5.1	67.50	101,260	4.2	1.5	31.57	6,914	7.4	0.1	164.90	457,677	6.7	61.02
2034	147,205	3.4	2.2	49.72	223,571	9.2	3.3	30.16	5,402	5.8	0.1	97.32	376,178	5.5	38.78
2035	103,996	2.4	1.5	57.49	37,875	1.6	0.6	41.67	14,088	15.0	0.2	79.96	155,959	2.3	55.68
Thereafter	1,670,858	39.1	24.6	61.24	1,324,644	54.7	19.5	26.68	6,603	7.0	0.1	81.88	3,002,105	44.2	46.04
Signed Leases Not Commenced	197,137	4.6	2.9	—	9,024	0.4	0.1	—	461	0.5	—	—	206,622	3.0	—
Available	667,137	15.6	9.8	—	49,923	2.1	0.7	—	7,299	7.8	0.1	—	724,359	10.7	—
Total (2)	4,273,675	100.0%	63.0%	$45.12	2,419,969	100.0%	35.7%	$29.49	93,925	100.0%	1.4%	$100.35	6,787,569	100.0%	$40.31

Second Quarter 2026 Supplemental Information	Page 30

LEASE EXPIRATIONS (CONTINUED)

Notes:
(1)    Annualized base rent per occupied square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2026 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Second Quarter 2026 Supplemental Information	Page 31

PORTFOLIO LEASED STATISTICS

	At June 30, 2026			At June 30, 2025
Type	Size	Leased (1)	Leased %	Size	Leased (1)	Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,273,675	3,606,538	84.4%	4,283,607	3,510,838	82.0%
Retail Properties (square feet)	2,419,969	2,370,046	97.9%	2,420,247	2,364,002	97.7%
Multifamily Properties (units) (3)	2,178	1,926	88.4%	2,178	1,933	88.8%
Mixed-Use Properties (square feet)	93,925	86,626	92.2%	93,925	89,204	95.0%
Mixed-Use Properties (units) (4)	369	337	91.2%	369	315	85.3%

Same-Store(2) (5) Statistics
Office Properties (square feet)	4,273,675	3,606,538	84.4%	4,283,607	3,510,838	82.0%
Retail Properties (square feet)	2,419,969	2,370,046	97.9%	2,420,247	2,364,002	97.7%
Multifamily Properties (units) (3)	2,178	1,926	88.4%	2,178	1,933	88.8%
Mixed-Use Properties (square feet)	93,925	86,626	92.2%	93,925	89,204	95.0%
Mixed-Use Properties (units) (4)	369	337	91.2%	369	315	85.3%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units leased and occupied as of that date.
(2)    See Glossary of Terms.
(3)    Santa Fe Park RV Resort is excluded from the multifamily presentation above to reflect traditional multifamily performance as of each of the applicable dates.
(4)    Represents average occupancy for the six months ended June 30, 2026 and 2025.
(5)    Same-store portfolio excludes land held for development.

Second Quarter 2026 Supplemental Information	Page 32

TOP TENANTS - OFFICE

As of June 30, 2026
	Tenant	Property	Lease Expiration	Total Occupied Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	5.9%	3.7%	$28,213,097	13.5%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	9.9	6.2	21,629,701	10.4
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2028 6/30/2031	138,615	3.2	2.0	14,142,816	6.8
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029 12/31/2032	103,344	2.4	1.5	6,333,546	3.0
5	Databricks, Inc. (3)	City Center Bellevue	11/30/2027 1/31/2028 3/31/2028	87,685	2.1	1.3	5,817,668	2.8
6	Industrious (4)	City Center Bellevue La Jolla Commons	3/31/2030 4/30/2033 3/31/2034 7/31/2035	95,446	2.2	1.4	5,314,719	2.5
7	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.7	1.1	5,110,316	2.5
8	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.1	1.3	3,207,179	1.5
9	Top technology tenant (5)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,674,996	1.3
10	Genentech, Inc.	Lloyd Portfolio	10/31/2026	66,852	1.6	1.0	2,631,025	1.3
	Top 10 Office Tenants Total			1,367,904	32.1%	20.1%	$95,075,063	45.6%

Notes:
(1)    For Autodesk, Inc., 92,820 and 45,795 of leased square feet have a lease expiration of December 31, 2028 and June 30, 2031, respectively.
(2)    For Smartsheet, Inc., 19,697, 49,372, and 34,275 of leased square feet have a lease expiration of December 31, 2026, April 30, 2029, and December 31, 2032, respectively.
(3)    For Databricks, Inc., 17,623, 32,562, and 37,500 of leased square feet have a lease expiration of November 30, 2027, January 31, 2028, and March 31, 2028, respectively.
(4)    For Industrious, 19,697, 18,090, 37,166, and 20,493 of leased square feet have a lease expiration of March 31, 2030 (City Center Bellevue), April 30, 2033 (City Center Bellevue), March 31, 2034 (City Center Bellevue), and July 31, 2035 (La Jolla Commons), respectively.
(5)    Name withheld per tenant's request.

Second Quarter 2026 Supplemental Information	Page 33

TOP TENANTS - RETAIL

As of June 30, 2026
	Tenant	Property(ies)	Lease Expiration	Total Occupied Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail
1	Lowe's	Waikele Center	5/31/2028	155,000	6.4%	2.3%	$4,092,000	5.7%
2	Sprouts Farmers Market (1)	Solana Beach Towne Centre Geary Marketplace Carmel Mountain Plaza	6/30/2029 9/30/2032 3/31/2035	71,431	3.0	1.1	2,248,554	3.2
3	Marshalls (2)	Carmel Mountain Plaza Solana Beach Towne Centre	1/31/2029 1/31/2035	68,055	2.8	1.0	1,901,151	2.7
4	Nordstrom Rack (3)	Carmel Mountain Plaza Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.9	1.0	1,804,269	2.5
5	Vons	Lomas Santa Fe Plaza	12/31/2047	49,895	2.1	0.7	1,609,086	2.3
6	Old Navy (4)	Alamo Quarry Market Southbay Marketplace Waikele Center	9/30/2027 4/30/2028 7/31/2030	52,936	2.2	0.8	1,308,258	1.8
7	Sola Salons (5)	Solana Beach Towne Centre Hassalo on Eighth South Bay Marketplace Carmel Mountain Plaza Carmel Country Plaza	11/30/2029 3/31/2031 6/30/2032 8/31/2034 2/29/2036	42,576	1.8	0.6	1,225,726	1.7
8	Safeway	Waikele Center	1/31/2040	50,050	2.1	0.7	1,201,200	1.7
9	HomeGoods (6)	Lomas Santa Fe Plaza Alamo Quarry Market	2/28/2030 8/31/2034	55,837	2.3	0.8	1,200,000	1.7
10	Hobby Lobby	Gateway Marketplace	9/30/2036	64,900	2.7	1.0	1,172,885	1.6
	Top 10 Retail Tenants Total			679,727	28.3%	10.0%	$17,763,129	24.9%

Notes:
(1)    For Sprouts Farmers Market, 14,986, 25,472, and 30,973 of leased square feet have a lease expiration of June 30, 2029 (Solana Beach Towne Centre), September 30, 2032 (Geary Marketplace), and March 31, 2035 (Carmel Mountain Plaza), respectively.
(2)    For Marshalls, 28,760 and 39,295 of leased square feet have a lease expiration of January 31, 2029 (Carmel Mountain Plaza) and January 31, 2035 (Solana Beach Towne Centre).
(3)    For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(4)    For Old Navy, 15,021, 20,000 and 17,915 of leased square feet have a lease expiration of September 30, 2027 (Alamo Quarry Market), April 30, 2028 (South Bay Marketplace) and July 31, 2030 (Waikele Center), respectively.
(5)    For Sola Salons, 6,300, 5,775, 7,500, 14,289, and 8,712 of leased square feet have a lease expiration of November 30, 2029 (Solana Beach Towne Centre), March 31, 2031 (Hassalo on Eighth - Retail), June 30, 2032 (South Bay Marketplace), August 31, 2034 (Carmel Mountain Plaza), and February 29, 2036 (Carmel Country Plaza), respectively.
(6)    For HomeGoods, 30,000 and 25,837 of leased square feet have a lease expiration of February 28, 2030 (Lomas Sante Fe Plaza) and August 31, 2034 (Alamo Quarry Market), respectively.

Second Quarter 2026 Supplemental Information	Page 34

APPENDIX

Second Quarter 2026 Supplemental Information	Page 35

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and six months ended June 30, 2026 and 2025 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$6,790	$7,121	$13,529	$61,228
Depreciation and amortization	32,712	32,782	65,023	63,276
Interest expense, net	19,931	19,784	39,638	38,564
Interest income	(540)	(1,045)	(1,255)	(2,377)
Income tax expense	118	118	219	535
Gain on sale of real estate	—	—	—	(44,476)
EBITDA	$59,011	$58,760	$117,154	$116,750

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. However, Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined by GAAP. The reconciliation of EBITDA to Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
EBITDA	$59,011	$58,760	$117,154	$116,750
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$59,011	$58,760	$117,154	$116,750

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and six months ended June 30, 2026 and 2025 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$6,790	$7,121	$13,529	$61,228
Depreciation and amortization	32,712	32,782	65,023	63,276
Interest expense, net	19,931	19,784	39,638	38,564
Interest income	(540)	(1,045)	(1,255)	(2,377)
Income tax expense	118	118	219	535
Gain on sale of real estate	—	—	—	(44,476)
EBITDAre	$59,011	$58,760	$117,154	$116,750

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GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted second generation tenant improvements and leasing commissions and recurring capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. Recurring capital expenditures exclude spending related to repositioning initiatives at operating properties, such as building improvements intended to attract tenants and increase revenues and/or occupancy rates at properties designated for such initiatives, as well as planned capital expenditures identified at the time of acquisition, such as building improvements necessary to bring an acquired property to our operational standards, and tenant improvements and leasing commissions incurred prior to an acquired property reaching stabilization. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of NOI to net income	2026	2025	2026	2025
Total NOI	$67,923	$67,610	$134,849	$134,912
General and administrative	(8,912)	(8,850)	(17,695)	(18,162)
Depreciation and amortization	(32,712)	(32,782)	(65,023)	(63,276)
Gain on sale of real estate	—	—	—	44,476
Operating Income	$26,299	$25,978	$52,131	$97,950
Interest expense, net	(19,931)	(19,784)	(39,638)	(38,564)
Other income, net	422	927	1,036	1,842
Net income	$6,790	$7,121	$13,529	$61,228
Net income attributable to restricted shares	(235)	(206)	(471)	(409)
Net income attributable to unitholders in the Operating Partnership	(1,380)	(1,459)	(2,749)	(12,828)
Net income attributable to American Assets Trust, Inc. stockholders	$5,175	$5,456	$10,309	$47,991

Overall Portfolio: Includes all operating properties owned by us as of June 30, 2026.

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GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements (other than tenant improvement reimbursements), ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes lease termination fees, tenant improvement reimbursements, general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Net Income is presented below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Reconciliation of Total Cash NOI to Net Income	2026	2025	2026	2025
Total Cash NOI	$66,476	$66,171	$132,562	$133,133
Lease termination fees and tenant improvement reimbursements	725	919	969	1,093
Non-cash revenue and other operating expenses (1)	722	520	1,318	686
General and administrative	(8,912)	(8,850)	(17,695)	(18,162)
Depreciation and amortization	(32,712)	(32,782)	(65,023)	(63,276)
Gain on sale of real estate	—	—	—	44,476
Operating income	$26,299	$25,978	$52,131	$97,950
Interest expense, net	(19,931)	(19,784)	(39,638)	(38,564)
Other income, net	422	927	1,036	1,842
Net income	$6,790	$7,121	$13,529	$61,228
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

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GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio and Non-Same-Store Portfolio: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. The following table shows the properties included in the same-store and non-same-store portfolio for the comparative periods presented. A reconciliation of Same-Store Cash NOI to Net Income is presented below:

	Three Months Ended (1)		Year Ended (2)
	June 30,		June 30,
Reconciliation of Same-Store Cash NOI Comparison to Operating Income	2026	2025	2026	2025
Same-Store Cash NOI	$66,501	$66,305	$132,925	$133,107
Non-Same-Store Cash NOI	(25)	(134)	(363)	26
Total Cash NOI	$66,476	$66,171	$132,562	$133,133
Lease termination fees and tenant improvement reimbursements (3)	725	919	969	1,093
Non-cash revenue and other operating expenses (4)	722	520	1,318	686
General and administrative	(8,912)	(8,850)	(17,695)	(18,162)
Depreciation and amortization	(32,712)	(32,782)	(65,023)	(63,276)
Gain on sale of real estate	—	—	—	44,476
Operating income	$26,299	$25,978	$52,131	$97,950
Interest expense, net	(19,931)	(19,784)	(39,638)	(38,564)
Other income, net	422	927	1,036	1,842
Net income	$6,790	$7,121	$13,529	$61,228

(1)    For the three months ended June 30, 2026, the same-store portfolio includes: (i) Genesee Park (multifamily), which was acquired on February 28, 2025, and (ii) La Jolla Commons III (office), which was placed into service on April 1, 2025. The same-store portfolio excludes land held for development.
(2)    For the six months ended June 30, 2026, the same-store portfolio excludes: (i) Del Monte Center (retail), which was sold on February 25, 2025, (ii) Genesee Park (multifamily), which was acquired on February 28, 2025, (iii) La Jolla Commons III (office), which was placed into service on April 1, 2025 and (iv) land held for development.
(3)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

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GLOSSARY OF TERMS (CONTINUED)

	Comparison of Three Months Ended		Comparison of Six Months Ended
	June 30, 2026 to 2025		June 30, 2026 to 2025
	Same-Store	Non-Same-Store	Same-Store	Non-Same-Store
Office Properties
La Jolla Commons (1)	X		X	X
Coastal Collection at Torrey Reserve (formerly Torrey Reserve Campus)	X		X
Torrey Point	X		X
Solana Crossing	X		X
The Landmark at One Market	X		X
One Beach Street (2)	X		X
First & Main	X		X
Lloyd Portfolio	X		X
City Center Bellevue	X		X
14Acres	X		X
Timber Ridge	X		X
Timber Springs	X		X
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Gateway Marketplace	X		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center	X		X
Alamo Quarry Market	X		X
Hassalo on Eighth - Retail	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Pacific Ridge Apartments	X		X
Genesee Park (3)	X			X
Hassalo on Eighth	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X
Waikiki Beach Walk - Embassy Suites™	X		X
Development Properties
Solana Crossing - Land		X		X
Lloyd Portfolio - Land (2)		X		X

Second Quarter 2026 Supplemental Information	Page 40

GLOSSARY OF TERMS (CONTINUED)

(1)     La Jolla Commons Tower III is considered same-store for the three months ended June 30, 2026 and non-same-store for the six months ended June 30, 2026, as it was placed into service on April 1, 2025.
(2)    One Beach Street and Lloyd Portfolio - Land were previously included as redevelopment property. One Beach Street is considered same-store for the three and six months ended June 30, 2026 as it was placed into operations on August 1, 2024. Lloyd Portfolio - Land is not leased and has no active redevelopment activity; as such it is included within the non-same-store portfolio.
(3)    Genesee Park is considered same-store for the three months ended June 30, 2026 and non-same-store for the six months ended June 30, 2026, since it was acquired on February 28, 2025.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e., expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Second Quarter 2026 Supplemental Information	Page 41